UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 12, 2010

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number

1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

000-16844	PECO ENERGY COMPANY (a Pennsylvania corporation) P.O. Box 8699 2301 Market Street Philadelphia, Pennsylvania 19101-8699 (215) 841-4000	23-0970240

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Effective April 12, 2010, PECO Energy Company (PECO) has entered into a Financial Assistance Agreement with the Department of Energy (DOE) for Smart Grid Investment Grant (SGIG) funds under the American Recovery and Reinvestment Act. Under the SGIG, PECO has been awarded $200 million, the maximum allowable grant under the program, for its SGIG project – Smart Future Greater Philadelphia. The SGIG project has a budget of approximately $436 million and includes demonstration projects by two sub-recipients, Drexel University and Liberty Property Trust.

Under Pennsylvania Act 129 of 2008, PECO is obligated to deploy smart meter technology to its entire service territory within fifteen years of Pennsylvania Public Utility Commission (PA PUC) approval of its smart meter technology procurement and installation plan. As a result of SGIG funding, and upon PA PUC approval, PECO has committed to the initial deployment of 600,000 meters over the next three years and to accelerate universal meter deployment to all of PECO’s 1.6 million electric service customers within the next ten years. In addition to investments in smart meter technology, PECO will accelerate smart grid investments over the next three years from approximately $55 million to approximately $100 million.

Prior to executing the Financial Assistance Agreement with DOE, on March 30, 2010, PECO received approval from DOE to encumber project property and equipment that is subject to PECO’s existing mortgage, with DOE assuming a subordinate interest to the mortgage. Also prior to executing the Financial Assistance Agreement, the U.S. Department of the Treasury announced a revenue procedure which created a safe-harbor from taxation for corporations receiving SGIG funds and treating those funds as nonshareholder contribution to capital.

In total, over the next 10 years PECO is planning to spend up to a total of $650 million on smart grid and smart meter infrastructure. The $200 million SGIG from DOE will be used to significantly reduce the impact of those investments on PECO ratepayers, in addition to increasing grid reliability, efficiency, functionality and interoperability.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Signature page to Assistance Agreement between U.S. Department of Energy and PECO Energy Company, Award No. DE-OE0000207, Effective April 12, 2010

99.2	Assistance Agreement between U.S. Department of Energy and PECO Energy Company, Award No. DE-OE0000207, Effective April 12, 2010

99.3	Letter Accepting Financial Assistance Agreement

99.4	Request for Approval of Encumbrance

* * * * *

This combined Form 8-K is being furnished separately by Exelon Corporation and PECO (Registrants). Information contained herein relating to any individual Registrant has been furnished by such Registrant on its own behalf. No Registrant makes any representation as to information relating to any other Registrant.

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2009 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and

(c) ITEM 8. Financial Statements and Supplementary Data: Note 18; and (2) other factors discussed in filings with the Securities and Exchange Commission by the Registrants. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. None of the Registrants undertakes any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Matthew F. Hilzinger
Matthew F. Hilzinger
Senior Vice President and Chief Financial Officer Exelon Corporation

PECO ENERGY COMPANY

/s/ Phillip S. Barnett
Phillip S. Barnett
Senior Vice President and Chief Financial Officer PECO Energy Company

April 14, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Signature page to Assistance Agreement between U.S. Department of Energy and PECO Energy Company, Award No. DE-OE0000207, Effective April 12, 2010

99.2	Assistance Agreement between U.S. Department of Energy and PECO Energy Company, Award No. DE-OE0000207, Effective April 12, 2010

99.3	Letter Accepting Financial Assistance Agreement

99.4	Request for Approval of Encumbrance